EXHIBIT 23.1

Bedinger & Company
1200 Concord Avenue, Suite 250
Concord, California 94520

October 8, 2008

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to use in this Form 10-KSB/A of our report dated March 31, 2008, relating to the consolidated financial statements of Execute Sports, Inc. for the years ended December 31, 2007 and 2006.

Bedinger & Company
Certified Public Accountants